EXHIBIT 23      CONSENT OF PLANTE & MORAN, LLP

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Form S-8 our report dated May 18, 2001 on the financial statements of Citizens First Bancorp, Inc. for the years ended March 31, 2000 and 1999 appearing in the Annual Report on Form 10-K (File No. 0-32041) for the year ended March 31, 2001.


/s/ Plante & Moran, LLP

Auburn Hills, MI
November 30, 2001